Exhibit 3.4

 Document processing fee
    If document is filed on paper
    If document is filed electronically
Fees & forms/cover sheets
    are subject to change.
To file electronically, access instructions
    for this form/cover sheet and other
    information or print copies of filed
    documents, visit www.sos.state.co.us
    and select Business Center.

$125.00
$25.00
Colorado Secretary of State
Date and Time: 07/03/2008 11:23 AM
Id Number: 20031129048
Document number: 20081359198

Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20031129048

1. Entity name:	Across America Real Estate Corp.

(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:
(if applicable)	Capterra Financial Group, Inc.

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union" ☐ “savings and loan” ☐“insurance”, “casualty”, “mutual”, or “surety”
4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)
OR
If the corporation’s period of duration as amended is perpetual, mark this box:          ☑

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

AMD_PC	Page 1 of 2	Rev. 11/15/2005

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Wagner	David

(Last)	(First)	(Middle)	(Suffix)

8400 East Prentice Ave

(Street name and number or Post Office information)

Greenwood Village	CO	80111

(City)	(State)	(Postal/Zip Code)

(Province — if applicable)	United States (Country — if not US)
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_PC	Page 2 of 2	Rev. 11/15/2005

NOTICE:
This “image” is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.
No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.
Questions? Contact the Business Division. For contact information, please visit the Secretary of State’s web site.